Exhibit 99.1

Intelligent Bio Solutions Announces $10.1 Million Private Placement Priced At-the-Market Under Nasdaq Rules

NEW YORK, March 11, 2024 – Intelligent Bio Solutions Inc. (“INBS” or the “Company”) (Nasdaq: INBS), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that on March 8, 2024, it entered into securities purchase agreements with several healthcare-focused institutional and accredited investors to issue, in a private placement priced at-the-market under Nasdaq rules, 2,223,333 shares of common stock (or pre-funded warrants in lieu thereof), Series H-1 warrants to purchase up to an aggregate of 2,223,333 shares of common stock and Series H-2 warrants to purchase up to an aggregate of 2,223,333 shares of common stock, at a combined purchase price of $4.55 per share of common stock (or pre-funded warrant) and associated Series H-1 warrants and Series H-2 warrants, for expected gross proceeds to INBS of approximately $10.1 million, before deducting placement agent fees and other offering expenses payable by the Company. The Series H-1 warrants and Series H-2 warrants will have an exercise price of $4.55 per share of common stock and will be exercisable immediately upon issuance. The Series H-1 warrants will have a term of eighteen months following the date a registration statement registering all warrant shares underlying the Series H-1 warrants is declared effective by the United States Securities and Exchange Commission (“SEC”). The Series H-2 warrants will have a term of exercise equal to five years, which will be reduced to 20 calendar days following any date the Company makes a public announcement of 510k clearance by the U.S. Food and Drug Administration (FDA) of the Company’s Intelligent Fingerprinting Drug Screening System.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the private placement.

The closing of the private placement is expected to occur on or about March 12, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the private placement for working capital and for general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investors, the Company agreed to file an initial registration statement with the SEC covering the resale of the shares of common stock to be issued to the investors (including the shares of common stock issuable upon the exercise of the warrants) no later than 10 calendar days following the date of the agreement and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days after the date of such agreement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

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About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to consummate the proposed transaction described in this press release, develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

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